Exhibit 3.4

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FOSSIL INTERMEDIATE, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF AUGUST, A.D. 1994, AT 3 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 2002, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2004, AT 9:26 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINETEENTH DAY OF FEBRUARY, A.D. 2008, AT 7:34 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FOSSIL INTERMEDIATE, INC.”.

2428468 8100H 130509845	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0398495 DATE: 05-01-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 08/19/1994 944156243 - 2428468

CERTIFICATE OF INCORPORATION

OF

FOSSIL INTERMEDIATE, INC.

ARTICLE I

The name of the corporation is Fossil Intermediate, Inc. (“the Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, 19901, County of Kent. The name of the Corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share (“Common Stock”).

Except as otherwise required by law or this Certificate of Incorporation, each holder of shares of Common Stock shall be entitled to one vote in respect of each share of Common Stock held in his name on the books of the Corporation on each matter voted upon by the stockholders. Cumulative voting of shares of Common Stock is expressly prohibited.

ARTICLE V

The number of directors of the Corporation shall be not less than one (1) nor more than eight (8), the exact number to be fixed from time to time in the manner provided by the Bylaws of the corporation. The number of directors constituting the initial Board of Directors of the Corporation is one (1), and the name and address of each person who is to serve as a director until the first annual meeting of the stockholders or until his successor is elected and qualified is:

Name	Address

Alan D. Moore	2280 N. Greenville Richardson, Texas 75082

ARTICLE VI

The business affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as otherwise provided by law or by this Certificate of Incorporation.

The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

In addition to the powers and authority conferred upon the Board of Directors by statute or by this Certificate of Incorporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any bylaws adopted by the stockholders; provided, however, that no bylaws adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws had not been adopted.

ARTICLE VII

(a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize any corporate action which further eliminates or limits the personal liability or directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL as amended. Any repeal or modification of this Article VII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

(b) The Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have the power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacity.

(c) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

ARTICLE VIII

The name and mailing address of the incorporator is:

T.R. Tunnell

2280 N. Greenville

Richardson, Texas 75082

THE UNDERSIGNED, Being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 19 day of August, 1994.

/s/ T.R. Tunnell
T.R. Tunnell

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 09/19/2002 020586725 - 2428468

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Fossil Intermediate, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 19th day of September, 2002.

/s/ Terri Atteberry
Terri Atteberry, Vice President (Title)

CERTIFICATE OF CHANGE OF LOCATIONS Of Registered Office And/or Registered Agent	State of Delaware Secretary of State Division of Corporations Delivered 10:32 AM 01/27/2004 FILED 09:26 AM 01/27/2004 SRV 040053410 - 2428468 FILE

•

The Board of Directors of Fossil Intermediate, Inc., a Corporation of Delaware, on this 29th day of October 2003, A.D., do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1105 North Market Street, Suite 1300, in the City of Wilmington, County of New Castle, Zip Code 19801.

•

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Wilmington Trust SP Services, Inc., 1105 North Market Street, Suite 1300, Wilmington, DE 19801.

•	Fossil Intermediate, Inc., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

•	IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary, the 9th day of January, 2004 A.D.

BY:	/s/ Mr. Kosta Kartsotis	BY:	Mr. Kosta Kartsotis
	President’s Signature		Printed Name

ATTEST:	/s/ Mr. T.R. Tunnell	ATTEST:	Mr. T.R. Tunnell
	Secretary’s Signature		Printed Name

State of Delaware Secretary of State Division of Corporations Delivered 07:42 PM 02/19/2008 FILED 07:34 PM 02/19/2008 SRV 080184825 - 2428468 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Fossil Intermediate, Inc., a Delaware Corporation, on this Nineteenth day of February, A.D. 2008, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the Nineteenth day of February, A.D., 2008.

By:	/s/ Randy S. Hyne
Authorized Officer

Name:	Randy S. Hyne
Print or Type

Title:	Secretary